Exhibit 5.1

Timothy P. Olson Senior Corporate Counsel & Corporate Secretary Direct: (605) 978-2924 tim.olson@northwestern.com Licensed in South Dakota and Illinois	NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 Telephone: (605) 978-2900 Facsimile: (605) 978-2919 www.northwesternenergy.com

November 10, 2014

NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108

Re:           Registration Statement on Form S-3 of NorthWestern Corporation

Ladies and Gentlemen:

I serve as Senior Corporate Counsel and Corporate Secretary of NorthWestern Corporation, a Delaware corporation (the “Company”), and in such capacity I, or the attorneys that I supervise, have acted as counsel to the Company in connection with the sale by the Company to the Underwriters (as defined below) of 7,766,990 (the “Firm Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), including 1,000,000 shares of Common Stock (the “Option Shares”) pursuant to the option granted to the Underwriters to purchase up to an additional 1,000,000 shares of Common Stock, pursuant to the underwriting agreement, dated November  4, 2014 (the “Underwriting Agreement”), by and among the Company and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the several underwriters named therein (the “Underwriters”). The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

In connection with this opinion, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of:

(a) the registration statement on Form S-3ASR (File No. 333-179568) of the Company relating to the Securities and other securities of the Company filed on February 17, 2012 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the "Rules and Regulations"), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement including the Incorporated Documents (as defined below) being hereinafter referred to as the "Registration Statement");

(b) the prospectus, dated February 17, 2012 (the "Base Prospectus"), which forms a part of and is included in the Registration Statement, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

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November 10, 2014
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 (c) the preliminary prospectus supplement, dated November 3, 2014, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Preliminary Prospectus");

(d) the prospectus supplement, dated November 4, 2014, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”);

(e) an executed copy of the Underwriting Agreement;

(f) a copy of the Amended and Restated Certificate of Incorporation of the Company, as amended to date;

(g) a copy of the Amended and Restated Bylaws of the Company, as amended and in effect as of the date hereof; and

(h) a copy of certain resolutions of the Board of Directors of the Company, adopted on February 15, 2012, September 23, 2013 and July 23, 2014, and the minutes from a meeting of the Pricing Committee thereof, held on November 4, 2014.

In connection with the opinions expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinions.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized by all requisite corporate action on the part of the Company, and when the Securities are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Securities will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

As to facts material to the opinions and assumptions expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.  The opinions expressed herein are limited to the laws of the State of South Dakota and the Delaware General Corporation Law, including applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction.

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November 10, 2014
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I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s current report on Form 8-K, incorporated by reference in the Registration Statement,  and to the reference with respect to this opinion under the caption “Legal Opinions” in the Preliminary Prospectus and the Prospectus Supplement.  In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Timothy P. Olson

Timothy P. Olson